UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) . . . . . .  . . July 13, 1999

                      First National Bankshares Corporation
             (Exact name of registrant as specified in its charter)

 West Virginia                          33-14252            62-1306172
 (State or other juris-          (Commission File No.)     (IRS Employer Ident-
 diction of corporation)                                         ification No.)

One Cedar Street
Ronceverte, West Virginia                    24970
(Address of principal executive offices)     (Zip code)

Registrant's telephone number, including area code              (304) 647-4500
                                                                --------------

                                 Not Applicable
            (Former name or former address, if changes since last report)












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Item 5.  Other Events

         On  July 30,  1999,  First  National  Bankshares  Corporation  ("First
National"), a West Virginia corporation and registered bank holding company announced that its board of directors, in a regular meeting held July 27, 1999, had resolved to propose to shareholders of First National an amendment to First National's articles of incorporation increasing authorized common stock from 500,000 shares, par value $5.00, to 10,000,000 shares, par value $1.00, and if such amendment is approved, to declare a 5 for 1 split of First National's 192,903 issued and outstanding shares of common stock.

         The proposed amendment and split are contingent upon approval by First National shareholders.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   First National Bankshares Corporation




July 30, 1999                                     By /S/ L. Thomas Bulla
     (Date)                                              L. Thomas Bulla
                                           President and Chief Executive
                                                                 Officer


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